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Exhibit 5.1

[Weil, Gotshal & Manges letterhead]

August 5, 2005

SEACOR Holdings Inc.
11200 Richmond Avenue
Suite 400
Houston, Texas 77082

Ladies and Gentlemen:

        We have acted as counsel to SEACOR Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1 (the "Registration Statement") on the date hereof with respect to the registration of 4,663,895 shares (the "Shares") of common stock, $0.01 par value per share, of the Company (the "Common Stock") for resale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended by the selling stockholders named therein.

        In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

        The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

Very truly yours, /s/ Weil, Gotshal & Manges LLP

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  Exhibit 5.1
[Weil, Gotshal & Manges letterhead]